UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 18, 2005



                         Commission File Number 0-15949


                   INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)




          CALIFORNIA                                   94-2862863
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     identification No.)


  100 Rowland Way, Suite 300, Novato, CA                   94945
 (Address of principal executive offices)                (Zip code)


                                 (415) 878-4000
               (Registrant's telephone number including area code)

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 18, 2005 , the Audit Committee of the Board of Directors of International Microcomputer Software, Inc. ("IMSI) announced that it had appointed Burr Pilger & Mayer LLP as its new independent registered accounting firm to audit its financial statements for the year ending June 30, 2005.

On November 10, 2004, the Audit Committee of the Board of Directors of International Microcomputer Software, Inc. ("IMSI) was notified that its former independent registered accounting firm Grant Thornton LLP, resigned effective November 11, 2004.

The reports issued by Grant Thornton LLP on IMSI's financial statements for both of the two most recent fiscal years did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

As reported in the Company's Report on Form 8-K filed on November 12, 2004, during IMSI's two most recent fiscal years and through November 11, 2004, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its reports.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.


Dated: January 18, 2005              By: /s/ MARTIN WADE, III
                                         ----------------------
                                         Name:  Martin Wade, III
                                         Title: Chief Executive Officer